CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement No. 033-06004 on Form S-8, and Registration Statement No. 333-41808 and 333-64161 on Form S-8 of our report dated June 28, 2010, relating to the financial statements and financial statement schedule of ITT Salaried Investment and Savings Plan appearing in this Annual Report on Form 11-K of ITT Salaried Investment and Savings Plan for the year ended December 31, 2009.
/s/  Deloitte & Touche LLP
Stamford, CT
June 28, 2010